Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of MYERS INDUSTRIES, INC., an Ohio corporation, hereby constitutes and appoints Michael P. McGaugh and Grant E. Fitz, and each of them, as each of the undersigned’s true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned, and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-3, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and registration statements filed under Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys, and any of them, and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Signature	Title	Date

/s/ Michael P. McGaugh	President, Chief Executive Officer and Director (Principal Executive Officer)	May 7, 2024
Michael P. McGaugh

/s/ Grant E. Fitz	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 7, 2024
Grant E. Fitz

/s/ Yvette Dapremont Bright	Director	May 7, 2024
Yvette Dapremont Bright

/s/ Ronald M. De Feo	Director	May 7, 2024
Ronald M. De Feo

/s/ William A. Foley	Director	May 7, 2024
William A. Foley

/s/ Jeffrey Kramer	Director	May 7, 2024
Jeffrey Kramer

/s/ F. Jack Liebau, Jr.	Director	May 7, 2024
F. Jack Liebau, Jr.

/s/ Bruce M. Lisman	Director	May 7, 2024
Bruce M. Lisman

/s/ Lori Lutey	Director	May 7, 2024
Lori Lutey